Exhibit 99.1

SPAR Group Announces Virtual Format and Notice of Adjournment and Change in Location of Special Meeting of Stockholders and Withdrawal of Three Proposals To Be Held On April 30, 2020

April 14, 2020

WHITE PLAINS, N.Y., April 14, 2020 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq: SGRP), a leading supplier of retail merchandising, business technology and other marketing services in 10 countries throughout North America, Latin America, Asia Pacific and Africa, today announced that due to the public health impact of the coronavirus (COVID-19) pandemic, the Company has adjourned and changed the location and format of its Special Meeting of Stockholders to a virtual-only format. Stockholders will not be able to attend the Special Meeting in Person.

The Special Meeting of Stockholders of SGRP originally scheduled to be held on April 23, 2020 has been adjourned to April 30, 2020 at 12:00 p.m. Eastern Daylight-Saving Time to a virtual-only format. As described in the proxy materials for the Special Meeting previously distributed, stockholders as of the close of business on February 24, 2020, the record date, are entitled to participate in and vote at the Special Meeting. To be admitted to the Special Meeting at www.meetingcenter.io/225911046, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. The pass word for the meeting is SGRP2020.

On the meeting site you will be able to view the Agenda, Rules of Conduct and Proxy materials.

The meeting’s virtual attendance format will provide stockholders the ability to participate and ask questions during the meeting (as noted below). Whether or not they plan to attend the Special Meeting, we urge all stockholders to vote in advance of the meeting by using one of the methods described in the previously distributed proxy materials for the Special Meeting as those proxy materials will not be reissued.

After the business portion of the 2020 Annual Meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and the items being brought before the stockholder vote at the Special Meeting, as time permits and in accordance with our Rules of Conduct for the Special Meeting.

Instruction/Q&A Section

Q: How can I attend the Special Meeting?

A: The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, February 24, 2020, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/225911046 (the password for the meeting is SGRP2020).

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 12:00 PM (noon), Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions noted below.

Q: How do I register to attend the Special Meeting virtually on the Internet?

A: If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Special Meeting virtually on the Internet. Please visit the meeting at www.meetingcenter.io/225911046 and follow the instructions.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet.

To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SPAR Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 22, 2020.

You will receive a confirmation of your registration by email after they receive your registration materials. Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare COMPANY Legal Proxy

P.O. Box 43001 Providence, RI 02940-3001

A notice regarding the change to a virtual meeting is being filed with the Securities and Exchange Commission (the “SEC”) together with this press release. Additional information regarding stockholder participation at the Special Meeting is provided in the Notice. To participate, stockholders are encouraged to access the meeting prior to the start time leaving ample time for the check in.

Withdrawal of Three Stockholder Proposals from Special Meeting

At the request of Robert G Brown on behalf of the stockholders who requested the Special Meeting, the following proposals set forth in the Company’s proxy materials filed with the SEC on April 3, 2020, will no longer be submitted for a vote by the Company’s stockholders at the Special Meeting:

1.     To consider and vote on the stockholder proposal to remove Arthur B. Drogue, currently one of five independent directors and Chairman of SGRP, from the Board, without cause, effective immediately;

2.     To consider and vote on the stockholder proposal to remove R. Eric McCarthey, currently one of five independent directors of SGRP and Chairman of its Governance Committee (as of 3-1-2020), from the Board, without cause, effective immediately; and

3.     To consider and approve the stockholder proposed Amendment No. 1 to SGRP's current By-Laws to reduce the previously agreed upon period of time during which the Board may exclusively fill any vacancies on the Board from 90 days to 30 days.

Accordingly, any votes cast for or against the above-referenced proposals at the Special Meeting will not be counted. Proposals 4, 5, 6 and 7 as set forth in the Company’s Proxy Statement/Information Statement filed with the SEC on April 3, 2020 will be voted on by the Company’s stockholders at the Special Meeting.

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide and coordinates the operations through the use of multi-lingual proprietary technology which, drives the logistics, communication and reporting for global operations and customers. SPAR works primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, home improvement and electronics stores; as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied projects and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan, in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in ten countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico, Brazil and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com

Company Contact:

James R. Segreto

Chief Financial Officer

SPAR Group, Inc.

(914) 332-4100

Investor Contact:

Dave Mossberg

Three Part Advisors

(817) 310-0051